Exhibit 99.1

[ALCOA LOGO]

FOR IMMEDIATE RELEASE

Investor Contact: Matt Garth (212) 836-2674 Matthew.Garth@alcoa.com	Media Contact: Monica Orbe (212) 836-2632 Monica.Orbe@alcoa.com

Alcoa Inc. Board of Directors Approves Separation of Company

Separation Date to be November 1, 2016

Distribution Ratio of Alcoa Corporation Common Stock Set

NEW YORK, September 29, 2016 – Alcoa Inc. (NYSE: AA) announced today that its Board of Directors has approved the completion of the Company’s separation into two independent, publicly-traded companies. Arconic will be a leading global provider of high-performance materials and engineered products to the aerospace, automotive and other growth industries, positioned for profitable growth. Alcoa Corporation will be a globally-competitive industry leader in bauxite, alumina and aluminum products, positioned to succeed throughout the market cycle. The separation is scheduled to become effective before the opening of the market on November 1, 2016.

Upon separation, Klaus Kleinfeld will serve as Arconic Chairman and CEO. Michael Morris will become non-executive Chairman of Alcoa Corporation and Roy Harvey, current Group President of the Alcoa Global Primary Products business, will be its CEO.

As previously announced, the separation will occur by means of a pro rata distribution by Alcoa Inc. of 80.1 percent of the outstanding common stock of Alcoa Corporation. Arconic will retain 19.9 percent of Alcoa Corporation common stock. The distribution is intended to qualify as a tax-free transaction to Alcoa Inc. shareholders for U.S. federal income tax purposes.

In connection with this distribution, on November 1, 2016, Alcoa Inc. will change its name to Arconic Inc. and its ticker symbol on the New York Stock Exchange to ARNC. Alcoa Corporation will trade as an independent company on the New York Stock Exchange under the ticker symbol AA.

Earlier this year, Alcoa Inc. announced plans to undertake a reverse stock split of Alcoa Inc. common stock at a ratio of 1 for 3 and a proportionate reduction in the number of authorized shares of its common stock. Alcoa Inc. will hold a special shareholder meeting on October 5, 2016 to seek approval of this reverse stock split and authorized share count reduction.

Distribution Ratio

If the reverse stock split is approved, at the time of separation Alcoa Inc. shareholders will receive one share of Alcoa Corporation common stock for every three shares of Alcoa Inc. common stock held as of the record date for the distribution, which is October 20, 2016.

If the reverse stock split is not approved, at the time of separation Alcoa Inc. shareholders will receive one share of Alcoa Corporation common stock for every nine shares of Alcoa Inc. common stock held as of the record date.

At the time of separation, shareholders of Alcoa Inc. will retain their shares of Alcoa Inc. Due to the name change of Alcoa Inc. to Arconic Inc. upon separation, these shares will become Arconic Inc. shares.

No fractional shares of Alcoa Corporation common stock will be issued in the distribution, and shareholders will receive cash in lieu of fractional shares. The separation distribution is expected to be paid on November 1, 2016 to Alcoa Inc. shareholders of record as of the close of business on the record date.

The distribution remains subject to the satisfaction or waiver of the conditions described in Alcoa Upstream Corporation’s Registration Statement on Form 10, as amended, including the U.S. Securities and Exchange Commission (SEC) having declared effective the Form 10. The Form 10 has been filed by Alcoa Upstream Corporation with the SEC and is available at www.alcoa.com.

No action is required by Alcoa Inc. shareholders to receive shares of Alcoa Corporation common stock in the distribution. Alcoa Inc. expects to mail an information statement to all shareholders entitled to receive the distribution of shares of Alcoa Corporation common stock. The information statement is an exhibit to Alcoa Upstream Corporation’s Registration Statement on Form 10 and describes Alcoa Corporation, certain risks of owning Alcoa Corporation common stock and other details regarding the separation and distribution.

Trading Common Stock

Alcoa Inc. shareholders who hold common stock on the record date of October 20, 2016, and decide to sell any of it before the distribution date should consult their stockbroker, bank or other nominee to understand whether the shares of Alcoa Inc. common stock will be sold with or without entitlement to Alcoa Corporation common stock pursuant to the distribution.

Beginning on or about October 18, 2016, and continuing up to and through the distribution date, two markets are expected for Alcoa Inc. common stock: the “regular-way” market and the “ex-distribution” market. Shares that trade in the “regular-way” market will be entitled to shares of Alcoa Corporation common stock distributed pursuant to the distribution; shares that trade in the “ex-distribution” market will trade under the symbol ARNC WI and without an entitlement to shares of Alcoa Corporation common stock distributed pursuant to the distribution.

Alcoa Corporation anticipates “when-issued” trading of its common stock will begin on or about October 18, 2016, under the symbol AA WI, and will continue up to and through the distribution date. “Regular-way” trading in Alcoa Corporation’s common stock is expected to begin on November 1, 2016.

The separation date may change if certain conditions are not satisfied by that date, as described in Alcoa Upstream Corporation’s preliminary information statement filed with the Form 10.

Dissemination of Company Information

Alcoa intends to make future announcements regarding Company developments and financial performance through its website at www.alcoa.com.

About Alcoa

A global leader in lightweight metals technology, engineering and manufacturing, Alcoa innovates multi-material solutions that advance our world. Our technologies enhance transportation, from automotive and commercial transport to air and space travel, and improve industrial and consumer electronics products. We enable smart buildings, sustainable food and beverage packaging, high-performance defense vehicles across air, land and sea, deeper oil and gas drilling and more efficient power generation. We pioneered the aluminum industry over 125 years ago, and today, our approximately 57,000 people in 30 countries deliver value-add products made of titanium, nickel and aluminum, and produce best-in-class bauxite, alumina and primary aluminum products. For more information, visit www.alcoa.com, follow @Alcoa on Twitter at www.twitter.com/Alcoa and follow us on Facebook at www.facebook.com/Alcoa.

Forward-Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the separation transaction. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) uncertainties as to the timing of the separation and whether it will be completed; (b) the possibility that various closing conditions for the separation may not be satisfied; (c) the outcome of contingencies, including legal proceedings; (d) the impact of the separation on the businesses of Alcoa; (e) the risk that the businesses will not be separated successfully or such separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on Alcoa’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; and (f) the other risk factors discussed in the Company’s Form 10-K for the year ended December 31, 2015, and other reports filed with the SEC, and in the Form 10 registration statement filed by Alcoa Upstream Corporation. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.